UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2016

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 736-3584
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2016, the Company held its annual meeting of stockholders in Moline, Illinois. Of the 11,814,278 shares of common stock issued and outstanding as of the record date for the meeting, 9,885,789 shares were represented at the meeting in person or by proxy, constituting approximately 84% of the outstanding shares.

Five proposals were presented to the stockholders, and the final results of voting on each of the matters submitted to a vote during the annual meeting are as follows:

1.	For the election of five (5) Class II directors of the Company

NOMINEE	FOR	WITHHELD	BROKER N.V.
Patrick S. Baird	6,969,106	150,943	2,765,740
Larry J. Helling	6,819,090	300,959	2,765,740
Douglas M. Hultquist	6,968,257	151,792	2,765,740
Mark C. Kilmer	6,965,711	154,338	2,765,740
Linda K. Neuman	6,919,495	200,554	2,765,740

2.	To approve, in a non-binding, advisory vote, the compensation of certain executive officers

FOR	AGAINST	ABSTAIN	BROKER N.V.
6,738,463	333,860	47,726	2,765,740

3.	To approve the QCR Holdings, Inc. 2016 Equity Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER N.V.
6,770,709	305,588	43,752	2,765,740

4.	To ratify an amendment to the Amended and Restated Rights Agreement between the Company and Quad City Bank and Trust Company

FOR	AGAINST	ABSTAIN	BROKER N.V.
5,790,285	1,325,306	4,458	2,765,740

5.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016

FOR	AGAINST	ABSTAIN	BROKER N.V.
9,665,553	215,506	4,730	0

Item 7.01. Regulation FD Disclosure.

On May 13, 2016, the Company reviewed a presentation at its annual meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The presentation is being furnished, not filed, under Item 7.01 of this Form 8-K. This presentation is available to view at the Company’s website, www.qcrh.com.

Item 8.01. Other Events.

On May 18, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
99.1	Annual Meeting Presentation
99.2	Press release dated May 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: May 18, 2016	By: /s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer
and Chief Financial Officer